As filed with the Securities and Exchange Commission on March 18, 2022

Registration No. 333-259398

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Post-Effective Amendment No. 2
FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Rockley Photonics Holdings Limited
(Exact name of registrant as specified in its charter)

Cayman Islands	3674	98-1644526
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code No.)	(I.R.S. Employer Identification No.)

3rd Floor, 1 Ashley Road
Altrincham, Cheshire, WA14 2DT United Kingdom
+44 (0) 1865 292017
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Tom Adams, Esq.
General Counsel
Rockley Photonics Holdings Limited
3rd Floor, 1 Ashley Road
Altrincham, Cheshire, United Kingdom, WA14 2DT
+44 (0) 1865 292017
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
James J. Masetti, Esq.
Davina K. Kaile, Esq.
Pillsbury Winthrop Shaw Pittman LLP
2550 Hanover Street
Palo Alto, CA 94304
Tel: (650)233-4500
Fax: (650)233-4545

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, please check the following box.  ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☒ File No. 333-259398
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 under the Securities Exchange Act of 1934:

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

This post-effective amendment shall become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462(d) under the Securities Act of 1933, as amended.

EXPLANATORY NOTE

This Post-Effective Amendment No. 2 (the “Amendment”) to the Registration Statement on Form S-1 (File No. 333-259398) of Rockley Photonics Holdings Limited (the “Registration Statement”) is being filed pursuant to Rule 462(d) under the Securities Act of 1933, as amended (the “Securities Act”), for the sole purpose of filing additional exhibits to the Registration Statement. Accordingly, this Amendment consists only of the facing page, this explanatory note, Item 16 of Part II of the Registration Statement, the signature page to the Registration Statement and the filed exhibits. The remainder of the Registration Statement is unchanged and has therefore been omitted. Pursuant to Rule 462(d) under the Securities Act, this Amendment shall become effective immediately upon filing with the U.S. Securities and Exchange Commission.

PART II
Information Not Required in Prospectus
Item 16.Exhibits

Exhibit Number	Description
2.1
Business Combination Agreement and Plan of Merger, dated as of March 19, 2021, by and among SC Health Corporation, Rockley Photonics Limited, Rockley Photonics Holdings Limited and Rockley Mergersub Limited (incorporated by reference from Annex A contained in the Registration Statement on Form S-4 (File No. 333-255109)).

3.1
Second Amended and Restated Memorandum and Articles of Association of Rockley Photonics Holdings Limited. (incorporated by reference from Exhibit 3.1 to the Registrant’s quarterly report on Form 10-Q for the quarter ended June 30, 2021).

4.1
Assignment, Assumption and Amendment Agreement among Computershare Trust Company, N.A., Computershare Inc., SC Health Corporation, SC Health Holdings Limited and Rockley Photonics Holdings Limited (incorporated by reference from Exhibit 4.2 to the Registrant's quarterly report on Form 10-Q for the quarter ended June 30, 2021).

4.2	Form of Specimen Warrant Certificate of Rockley Photonics Holdings Limited (incorporated by reference from Exhibit 4.3 to the Registration Statement on Form S-4 (File No. 333-255109)).
4.3	Form of Specimen Ordinary Share Certificate of Rockley Photonics Holdings Limited (incorporated by reference from Exhibit 4.4 to the Registration Statement on Form S-4 (File No. 333-255109)).
4.4	Form of Lock-Up Agreement (incorporated by reference from Exhibit 4.5 to the Registrant's quarterly report on Form 10-Q for the quarter ended June 30, 2021).
5.1*	Opinion of Pillsbury Winthrop Shaw Pittman LLP
5.2	Opinion of Travers Thorp Alberga.
10.1†	Form of Registration Rights and Lock-up Agreement (incorporated by reference from Annex G contained in the Registration Statement on Form S-4 (File No. 333-255109)).
10.2+
Form of Indemnification Agreement between Rockley Photonics Holdings Limited and its officers and directors (incorporated by reference from Exhibit 10.7 to the Registration Statement on Form S-4 (File No. 333-255109)).

10.3+
Rockley Photonics Holdings Limited 2021 Stock Incentive Plan and the Forms of Stock Option Agreement, Restricted Stock Unit Agreement and Restricted Stock Agreement (incorporated by reference from Exhibit 10.3 to the Registrant's quarterly report on Form 10-Q for the quarter ended September 30, 2021).

10.4+	Equity Side Letter with Andrew Rickman (incorporated by reference from Exhibit 10.25 to the Registrant's quarterly report on Form 10-Q for the quarter ended June 30, 2021).
10.5+†	Deed of Amendment to Andrew Rickman’s Employment Agreement (incorporated by reference from Exhibit 10.26 to the Registrant's quarterly report on Form 10-Q for the quarter ended June 30, 2021).
10.6+
Deed of Termination to Rockley Ventures Limited Consultancy Agreement (incorporated by reference from Exhibit 10.27 to the Registrant's quarterly report on Form 10-Q for the quarter ended June 30, 2021).

10.7+	Amended and Restated Employment Agreement for Mahesh Karanth (incorporated by reference from Exhibit 10.28 to the Registrant's quarterly report on Form 10-Q for the quarter ended June 30, 2021)
10.8+	Amended and Restated Employment Agreement for Amit Nagra (incorporated by reference from Exhibit 10.29 to the Registrant's quarterly report on Form 10-Q for the quarter ended June 30, 2021).
10.9
Purchase Agreement, dated November 15, 2021, by and between Rockley Photonics Holdings Limited and Lincoln Park Capital Fund, LLC(incorporated by reference from Exhibit 10.9 to the Registrant's quarterly report on Form 10-Q for the quarter ended September 30, 2021).

10.10
Registration Rights Agreement, dated November 15, 2021, by and between Rockley Photonics Holdings Limited and Lincoln Park Capital Fund, LLC (incorporated by reference from Exhibit 10.10 to the Registrant's quarterly report on Form 10-Q for the quarter ended September 30, 2021).

10.11
Eighth Amendment to Lease Agreement, dated November 1, 2021, by and between 21st Century Techbanq Pasadena LLC and Rockley Photonics, Inc. (incorporated by reference from Exhibit 10.11 to the Registrant's quarterly report on Form 10-Q for the quarter ended September 30, 2021).

10.12
Second Amendment to Office Lease, dated October 7, 2021 by and between Boardwalk Office Associates, LLC and Rockley Photonics, Inc.(incorporated by reference from Exhibit 10.12 to the Registrant's quarterly report on Form 10-Q for the quarter ended September 30, 2021).

10.13
Consulting Agreement by and between Rockley Photonics Holdings Limited and HealthKapital LLC, dated March 15, 2021 Consulting Agreement by and between Rockley Photonics Holdings Limited and HealthKapital LLC, dated March 15, 2021 (incorporated by reference from Exhibit 10.13 to the Registrant's quarterly report on Form 10-Q for the quarter ended September 30, 2021).

10.14+
Rockley Photonics Limited 2013 Equity Incentive Plan and Forms of Stock Option Agreements (incorporated by reference from Exhibit 10.6 to the Registrant's quarterly report on Form 10-Q for the quarter ended June 30, 2021).

21.1*	List of Subsidiaries
23.1*	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm
23.2*	Consent of Pillsbury Winthrop Shaw Pittman LLP (included in Exhibit 5.1 hereto).
23.3	Consent of Travers Thorp Alberga (included in Exhibit 5.2 hereto).
24.1	Power of Attorney (incorporated by reference from Exhibit 24.1 to the Registrant’s Registration Statement on Form S-1 (File No. 333-259398 ) filed on September 9, 2021)

†	Certain exhibits and schedules to this exhibit have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Registrant hereby agrees to furnish a copy of any omitted exhibits or schedules to the SEC upon request.
+	Indicates a management contract or compensatory plan.
*	Previously filed.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Post-Effective Amendment No. 2 to be signed on its behalf by the undersigned, thereunto duly authorized in London, United Kingdom, on March 18, 2022.

ROCKLEY PHOTONICS HOLDINGS LIMITED

/s/ Andrew Rickman, OBE
Name:	Andrew Rickman, OBE
Title:	President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 2 has been signed below by the following persons in the capacities and on the date indicated.
Name	Title	Date

/s/ Dr. Andrew Rickman, OBE	President, Chief Executive Officer and Director (Principal Executive Officer)	March 18, 2022
Dr. Andrew Rickman, OBE

/s/ Mahesh Karanth	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	March 18, 2022
Mahesh Karanth

*	Lead Independent Director	March 18, 2022
William Huyett

*	Director	March 18, 2022
Brian Blaser

*	Director	March 18, 2022
Dr. Caroline Brown

	Director	March 18, 2022
Dr. Nicolaus Henke

*	Director	March 18, 2022
Karim Karti

*	Director	March 18, 2022
Michele Klein

*	Director	March 18, 2022
Pamela Puryear

*By: /s/ Mahesh Karanth .
Mahesh Karanth
Attorney-in-Fact